ITEX CORPORATION

and

OTR, INC.

Rights Agent

FIRST AMENDMENT TO

RIGHTS AGREEMENT

Dated as of December 13, 2013

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FIRST AMENDMENT TO RIGHTS AGREEMENT

This First Amendment to Rights Agreement (the “Agreement”), is dated as of December 13, 2013, by and among ITEX Corporation, a Nevada corporation (the “Company”), and OTR, Inc., as rights agent (the “Rights Agent”), and amends that certain Rights Agreement dated March 11, 2011 between the Company and the Rights Agent.

The Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one preferred share purchase Right (a “Right”) for each share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as defined below) on March 25, 2011 (the “Record Date”), each Right representing the right to purchase one one-thousandth (1/1,000th) of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Agreement) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date (whether originally issued or delivered from the Company’s treasury) and prior to the earlier of the Redemption Date or the Expiration Date only in accordance with the provisions of Section 22.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.          Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)       “Acquiring Person” shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, without the prior written approval of the Board, shall be the Beneficial Owner of more than 15% of the Common Shares then outstanding, but not including (1) the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan, (2) any Person who or which, alone or together with all Affiliates and Associates of such Person, has become and is the Beneficial Owner of more than 15% of the Common Shares at the time outstanding solely as the result of (i) a reduction in the aggregate number of Common Shares outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company to such Person or any acquisition directly from the Company of shares of its capital stock by such Person, or (iv) the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if the Board determines that such acquisition was made in good faith without the knowledge by such Person or one or more of its Affiliates or Associates that such Person would thereby become an Acquiring Person, which determination of the Board shall be conclusive and binding on such Person, the Rights Agent, the holders of the Rights and all other Persons, and (3) any such Person who would, as of the Close of Business on the date hereof, be an “Acquiring Person” pursuant to the foregoing provisions of clause (2) of this definition (an “Excluded Person”), unless and until such Excluded Person shall acquire after the date hereof, without the prior approval of the Board, Beneficial Ownership of any additional Common Shares (other than any such ownership resulting from the exercise of any options, warrants, rights or similar interests or the vesting of any restricted shares, in each case, granted prior to or after the date hereof to such Excluded Person under any employee benefit or compensation plan of the Company or any of its Subsidiaries).

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Notwithstanding clause (2)(iv) of the prior paragraph, if any Person that is not an Acquiring Person due to such clause (2)(iv) does not reduce its percentage of Beneficial Ownership of Common Shares to 15% or less by the Close of Business on the tenth calendar day after notice from the Company (the date of notice being the first day) that such Person’s Beneficial Ownership of Common Shares would make it an Acquiring Person, such Person shall, at the end of such ten calendar day period, become an Acquiring Person (and such clause (2)(iv) shall no longer apply to such Person).

(b)          “Affiliate” and “Associate,” when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

(c)          A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” and shall have “Beneficial Ownership” of any securities:

(i)          which such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own” within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

(ii)         which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (including any purchase orders for shares of Common Stock initiated prior to the first public announcement of the adoption of this Agreement) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering security holder;

(iii)        which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or which are beneficially owned, directly or indirectly, by any other Person (or an Affiliate or Associate thereof), with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of such securities of the Company; provided, however, that a Person shall not be deemed under this clause (iii) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any security if (A) the agreement, arrangement or understanding (whether or not in writing) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Shares of the Company pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and the beneficial ownership of such security is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report); or (B) if such Beneficial Ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act. Notwithstanding the foregoing, nothing contained in this clause (iii) shall cause an officer or director of the Company to be deemed the Beneficial Owner of securities held of record by or in the capacity of the trustee, fiduciary or voting agent of any employee benefit, equity incentive, compensation plan or any franchisee stock purchase plan of the Company or any Subsidiary of the Company for the benefit of any franchisee or employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

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(iv)  which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board in its sole discretion to be the number of Common Shares to which the Derivative Interest relates.

Notwithstanding the foregoing, (i) the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder; (ii) nothing contained in this Section 1(c) shall cause a Person ordinarily engaged in business as an underwriter of securities to be deemed the “Beneficial Owner” of, or to “beneficially own”, or to have “Beneficial Ownership” of, any securities acquired or to be acquired in either (A) a bona fide underwritten public offering of securities pursuant to an underwriting agreement entered into by the Company and such Person or (B) a bona fide offering of securities pursuant to Rule 144A under the Securities Act pursuant to a purchase agreement entered into by the Company and such Person; and (iii) no director or officer of the Company shall be deemed to Beneficially Own securities Beneficially Owned by any other director or officer of the Company solely as a result of actions taken by such directors or officers in their capacities as directors, officers, agents or employees of the Company.

(d)          “Board” shall have the meaning set forth in the introductory paragraph of this Agreement.

(e)          “Business Combination” shall have the meaning set forth in Section 11(b).

(f)          “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Washington are authorized or obligated by law or executive order to close.

(g)          “Certificate of Designation” shall mean the Certificate of Designation of the Preferred Shares, a copy of which is attached hereto as Exhibit A.

(h)          “Close of business” on any given date shall mean 5:00 P.M., Seattle time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Seattle time, on the next succeeding Business Day.

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(i)          “Common Shares,” when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed.  ”Common Shares,” when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed, and if there shall be more than one class or series of such shares of capital stock or units of equity interests of such Person, then “Common Shares” of such Person shall mean the class or series of capital stock of such Person or units of equity interests in such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having voting power, having the greatest voting power.

(j)          “Common Stock” shall have the meaning set forth in the introductory paragraph of this Agreement.

(k)          “Company” shall have the meaning set forth in the heading of this Agreement; provided, however, that if there is a Business Combination, “Company” shall have the meaning set forth in Section 11(c)(iii).

(l)          The term “control” with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(m)          “Distribution Date” shall have the meaning set forth in Section 3(b).

(n)          “Derivative Interest” shall mean any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) transactions hedge the economic effect of such interest.

(o)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)          “Exchange Consideration” shall have the meaning set forth in Section 24(c).

(q)          “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(r)          “Exchange Recipient” shall have the meaning set forth in Section 24(e) hereof.

(s)          “Expiration Date” shall mean the Close of Business on the third anniversary of the date of this Agreement.

(t)          “including” shall mean including, without limitation.

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(u)          “Major Part,” when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or net earnings of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company’s monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

(v)         “Market Value,” when used with reference to Common Shares on any date, shall mean the average of the daily closing prices, per share, of such Common Shares for the period which is the shorter of (a) 30 consecutive Trading Days ending on the Trading Day immediately prior to the date in question or (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value of Common Shares and ending on the Trading Day immediately prior to the record date of such event.  The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or The NASDAQ Stock Market or, if the Security is not listed or admitted to trading on the New York Stock Exchange or The NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last reported trade quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq (“Nasdaq”) in the OTC Bulletin Board, the Pink OTC Markets, Inc. or such other system then in use, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board, or if on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that if a Trading Day occurs during a period following an announcement of any action of the type described in Section 12(a) that would require an adjustment thereunder by the issuer of the securities the closing price of which is to be determined, then, and in each such case, the closing price of such securities shall be appropriately adjusted to reflect the effect of such action on the market price of such securities; and provided further, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no market maker for the Preferred Shares, the closing price on such Trading Day shall be deemed to be the Adjustment Number (as defined in the Certificate of Designation)multiplied by the closing price of the Common Shares of the Company on such Trading Day.

(w)          “Person” shall mean an individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

(x)          “Post Transferee” shall have the meaning set forth in Section 7(e).

(y)          “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Certificate of Designation for such Preferred Stock. Any reference in this Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

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(z)          “Principal Party” shall mean the Surviving Person in a Business Combination; provided, however, that, (i) if such Surviving Person is a direct or indirect Subsidiary of any other Person, “Principal Party” shall mean the Person which is the ultimate parent of such Surviving Person, and (ii) in the event ultimate control of such Surviving Person is shared by two or more Persons, “Principal Party” shall mean that Person that is immediately controlled by such two or more Persons.

(aa)         “Prior Transferee” shall have the meaning set forth in Section 7(e).

(bb)         “Purchase Price” with respect to each Right shall mean $15.00, as such amount may from time to time be adjusted as provided in this Agreement, and shall be payable in lawful money of the United States of America.  All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

(cc)         “Record Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(dd)         “Redemption Date” shall have the meaning set forth in Section 23(a).

(ee)         “Redemption Price” with respect to each Right shall mean $0.001, as such amount may from time to time be adjusted in accordance with Section 12.  All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.

(ff)         “Registered Common Shares” shall mean Common Shares that are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act, and if a Person has multiple classes or series of Registered Common Shares outstanding, “Registered Common Shares” of such Person shall mean the class or series of Registered Common Shares of such Person having voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)), or in the case of multiple classes or series having voting power, having the greatest voting power.

(gg)         “Right Certificate” shall mean a certificate evidencing a Right in substantially the form attached hereto as Exhibit B.

(hh)         “Rights” shall mean the rights to purchase Preferred Shares (or other securities) as provided in this Agreement.

(ii)         “Rights Agent” shall have the meaning set forth in the heading of this Agreement.

(jj)         “Securities Act” shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.

(kk)         “Subsidiary” shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

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(ll)          ”Surviving Person” shall mean (a) the Person which is the continuing or surviving Person in a consolidation or merger specified in Section 11(b)(i)(A) or 11(b)(i)(B) or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(b)(i)(C); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(b)(i)(C) to more than one Person, the “Surviving Person” in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

(mm)          “Trading Day” shall mean a day on which the principal national securities exchange (or over-the-counter market or any reputable quotation system specified by the Board as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or over-the-counter market, as the case may be), a Business Day.

Section 2.          Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine, and shall be provided in writing to the Rights Agent and any such co-Rights Agent. Subject to Section 20(c), the Rights Agent shall have no duty to supervise and shall not be liable for the acts or omissions of any such co-Rights Agents.

Section 3.          Issue of Rights and Right Certificates

(a)       One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 22, subject to adjustment as provided in this Agreement.

(b)       Until the earlier of (i) such date on which the Company learns that a Person has become an Acquiring Person and (ii) such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit or compensation plan of the Company or of any of its Subsidiaries, or any Person organized, appointed or established by the Company and holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 15% of the outstanding Common Shares (the Close of Business on the earlier of such dates being the “Distribution Date”), (A) the Rights shall, except as otherwise provided in Section 3(c), be evidenced by the certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates, and (B) the Rights, including the right to receive Right Certificates, shall be transferable only in connection with the transfer of the underlying Common Shares.  As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company will send or cause to be sent (and the Rights Agent shall, if requested and provided with all necessary information, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares, one or more Right Certificates evidencing one whole Right for each Common Share held by such record holder, subject to the provisions of Section 14 and to adjustment as provided in this Agreement.  As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.  The Company shall, as promptly as practicable, notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

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(c)          As soon as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Shares.  With respect to any Common Shares outstanding as of the Record Date, and until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) in the case of certificated shares, (A) the Rights associated with the Common Shares represented by any certificate shall be evidenced by such certificate for the Common Shares with a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, (A) the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights and (B) the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

(d)          In the case of certificated Common Shares, certificates issued for Common Shares after the Record Date (including upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of March 11, 2011 (as it may be amended from time to time (the “Rights Agreement”)), between ITEX Corporation (the “Company”) and OTR, Inc., as Rights Agent (the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate.  The Company shall mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

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Notwithstanding this Section 3(d), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

(e)          In the case of Common Shares held in uncertificated form, the Company shall cause the confirmation and account statements sent to holders of Common Shares in book-entry form (including upon transfer or exchange of outstanding Common Shares) prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date to bear a legend in substantially the following form:

Each share of Common Stock, par value $0.01 per share, of ITEX Corporation (the “Company”) entitles the holder thereof to certain Rights as set forth in a Rights Agreement dated as of March 11, 2011 (as it may be amended from time to time (the “Rights Agreement”)), between the Company and OTR, Inc, as Rights Agent (the “Rights Agent”), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by the shares to which this statement relates.  The Company shall mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor.  RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(e), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

Section 4.          Form of Right Certificates

(a)       The Right Certificates (and the form of election to purchase Preferred Shares, the form of assignment and the form of certification to be printed on the reverse thereof) shall be in substantially the same form as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the other provisions of the Agreement (including Sections 7, 11 and 22), the Right Certificates, whenever issued, shall be dated as of the Distribution Date and shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment as provided in this Agreement.

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Section 5          Execution, Countersignature and Registration

(a)       The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, its President, Chief Executive Officer or its Chief Financial Officer, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature, and may have affixed thereto the Company’s seal or a facsimile thereof. The Right Certificates shall be countersigned by the Rights Agent either manually or, at the Company’s option, by facsimile signature, and shall not be valid or obligatory for any purpose unless so countersigned. In the event that any officer of the Company who shall have signed any of the Right Certificates shall cease to be an officer before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be an officer; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Agreement any such person was not such an officer of the Company.

(b)       Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6          Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights

(a)       Subject to the provisions of Sections 7(e) and 14, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. The Right Certificates are transferable only on the registry books of the Rights Agent. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have properly completed and duly signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Right Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice.

(b)       Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall execute a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

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(c)       Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7.          Exercise of Rights; Purchase Price; Expiration Date of Rights

(a)        Subject to the other provisions of this Agreement (including Section 7(e) and Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided in this Agreement, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Expiration Date and (ii) the Redemption Date, one one-thousandth (1/1,000th) of a Preferred Share, subject to adjustment as provided in this Agreement.

(b)       Subject to the other provisions of this Agreement (including Section 7(e) and Section 24), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth (1/1,000th) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date, or (ii) the “Redemption Date”).

(c)          Subject to the other provisions of this Agreement (including Section 7(e)), upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) either (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, requisition from the depositary agent depositary receipts representing the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with all such requests, (ii) when necessary to comply with this Agreement (or otherwise when appropriate, as determined by the Company with notice to the Rights Agent), requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement (or otherwise when appropriate, as determined by the Company with notice to the Rights Agent), after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate.

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(d)       In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e)       Notwithstanding anything in this Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person becomes such (a “Post Transferee”), (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Affiliate or Associate) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a “Prior Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of any Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder.  The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, Associate or Affiliate known to it, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(f)        Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.          Cancellation and Destruction of Right Certificates

All Right Certificates surrendered or presented for the purpose of exercise, transfer, split up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented for any purpose shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. Subject to applicable law and regulation, the Rights Agent shall maintain (i) in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

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Section 9          Reservation and Availability of Preferred Shares

(a)       The Company shall cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

(b)       If there are not sufficient Preferred Shares issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with this Agreement, the Company shall take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to this Agreement; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or, if action by the Company’s stockholders is necessary to cause such authorization, in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue common stock or other equity and/or debt securities having a value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to this Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board, or (iii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares that otherwise would have been issuable pursuant to this Agreement, which value shall be determined by a nationally recognized investment banking firm selected by the Board. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

(c)       The Company shall take all actions as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(d)       The Company shall pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares or Common Shares or other securities upon the exercise or exchange of the Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

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(e)       As soon as practicable after the Distribution Date, the Company shall use its best efforts to: (i) prepare and file a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the Redemption Date and the Final Expiration Date; and (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate.

The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and unless a registration statement under the Securities Act (if required) covering the issuance of securities upon exercise of the Rights is effective.

Section 10.         Preferred Shares Record Date

Each Person in whose name any certificate for Preferred Shares or Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date on which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares or Common Shares or other securities, as the case may be, on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are open.

Section 11.       Adjustments in Rights After there is an Acquiring Person; Business Combinations.

(a)       Subject to the other provisions of this Agreement (including the definition of Acquired Person and Section 7(e)), upon a Person becoming an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Agreement, such number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in this Agreement) for which such Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which such Person became an Acquiring Person.

(b)          (i)  In the event that, directly or indirectly, any transactions specified in the following clause (A), (B) or (C) of this Section 11(b)(i) (each such transaction being a “Business Combination”) shall be consummated:

(A)         the Company shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

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(B)         any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company and, in connection with such merger, all or part of the outstanding Common Shares of the Company shall be changed into or exchanged for capital stock or other securities of the Company or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or

(C)         the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries to any Acquiring Person or any Affiliate or Associate of an Acquiring Person,

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, the securities specified below (or, at such holder’s option, the securities specified in Section 11(a) if the Company is the surviving corporation in such Business Combination):

(1)         if the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value as of the time of exercise thereof equal to the result obtained by multiplying the Purchase Price by two;

(2)         if the Principal Party involved in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

(i)          such number of Common Shares of the Surviving Person in such Business Combination (if the Principal Party is also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

(ii)         such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

(iii)        if the Principal Party in such Business Combination is an Affiliate of one or more Persons that has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

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(ii)  The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

(A)         a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

(B)         the Company and each such issuer shall have:

(1)         executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(b) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(b)(i) and 11(b)(iii)) and further providing that such issuer, at its own expense, shall use its best efforts to:

(i)          cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii)         qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and

(iii)        list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

(2)         furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

(3)         filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer that may be purchased upon the exercise of each Right after the consummation of such Business Combination.

(iii)  After consummation of any Business Combination and subject to the provisions of Section 11(b)(ii), (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(b) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Agreement, (B) the term “Company” shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions of this Agreement (including Sections 11(a) and 11(b)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights, (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and (E) the other provisions of this Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

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Section 12.         Certain Adjustments

(a)  To preserve the actual or potential economic value of the Rights, if at any time after the date of this Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares, or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends), or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

(b)  If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the other provisions of this Agreement (including Sections 7, 9 and 10) with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

(c)  All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

(d)  Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms that were expressed in the initial Right Certificates issued hereunder.

(e)  In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional securities upon the occurrence of the event requiring such adjustment.

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Section 13.          Certificate of Adjustment

Whenever an adjustment is made or any event occurs affecting the Rights or their exercisability (including an event which causes the Rights to become null and void) as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of Common Shares) in accordance with Section 25, provided that the failure to prepare, file or mail such certificate or summary shall not affect the validity of such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and, subject to Section 20(c) shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless it shall have received such a certificate.

Section 14.          Fractional Rights and Fractional Shares

(a)          The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b)          The Company may, but shall not be required to, issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates that evidence fractional Preferred Shares.  In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or (ii) in the case of a fraction of a Preferred Share (other than one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may adjusted as provided in this Agreement) or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the same fraction of the current market value of one Common Share times the Adjustment Number (as defined in the Certificate of Designation) if the Preferred Shares are not outstanding and publicly traded).  For purposes of this Section 14(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second sentence of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise.  If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 14(b) shall apply, as nearly as reasonably practicable, on like terms to such other securities.

(c)           The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 24, or to distribute certificates that evidence fractional Common Shares.  In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

(d)          Each holder of Rights by the acceptance of such Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this Section 15.

(e)          Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

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Section 15.          Rights of Action

(a)          All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.  Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

(b)          Any holder of Rights who prevails in an action to enforce the provisions of this Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred in such action.

Section 16.          Transfer and Ownership of Rights and Right Certificates

(a)          Prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Shares and the Right associated with each such Common Share shall be automatically transferred upon the transfer of each such Common Share.

(b)          After the Distribution Date, the Right Certificates shall be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed.

(c)          The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

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Section 17.          Right Certificate Holder Not Deemed a Stockholder

No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or other distributions or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.          Concerning the Rights Agent

(a)  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including any taxes or governmental charges imposed as a result of the action taken by it hereunder (other than any taxes on the fees payable to it). The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)  The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder (other than matters arising out of or resulting from a conflict of interest of the Rights Agent or other business interests of the Rights Agent) in reliance upon any Right Certificate or certificate for the Common Shares, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or upon the written advice or opinion of counsel as set forth in Section 20.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder and, subject to Section 20(c), the Rights Agent shall be fully protected and incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

Section 19.          Merger or Consolidation or Change of Name of Rights Agent

(a)          Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

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(b)          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.          Duties of Rights Agent

The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

(a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or legal counsel for the Rights Agent), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and, subject to Section 20(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such written advice or opinion.

(b)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any corporate officer of the Company having the rank of Vice President or above and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and, subject to Section 20(c), the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon such certificate.

(c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or intentional misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

(d)          Subject to Section 20(c), the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

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(e)          The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof) and, subject to Section 20(c), shall have no liability therefor; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e)) or any change or adjustment in the terms of Rights as required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment pursuant to Section 13); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)          The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any corporate officer of the Company having the rank of Vice President or above in connection with its duties and such instructions shall be full authorization and protection to the Rights Agent and, subject to Section 20(c), the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with any such instructions or for any delay in acting while waiting for such instructions.  In the event of any conflict or inconsistency between or among any such instructions, the later in time shall govern.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  Subject to Section 20(c), the Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to the later of (i) the expiry of such five Business Day period and (ii) the Right’s Agent taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received either a written instructions in response to such application specifying the action to be taken, suffered or omitted, or a written or oral objection by the Company to such proposal.

(h)          The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company or its Subsidiaries may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i)          If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed or indicates an affirmative response to any clause thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

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(j)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

(k)          The Company shall indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, claim or expense (including reasonable fees and expenses of legal counsel) that the Rights Agent may incur resulting from any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement (other than matters arising out of or resulting from a conflict of interest of the Rights Agent or other business interests of the Rights Agent); provided, however, that the Rights Agent shall not be indemnified or held harmless with respect to any such loss, liability, damage or expense incurred by the Rights Agent as a result of, or arising out of, its own gross negligence, bad faith or intentional misconduct.  In no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company, by letter or by facsimile confirmed by letter, of the assertion of any action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim.  The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim, and, if the Company so elects, the Company shall assume the defense of any such action, proceeding, suit or claim.  In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim.  The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company.  If a final, non-appealable judgment of a court of competent jurisdiction shall be issued in favor of the Rights Agent in respect of an action by the Rights Agent to enforce the indemnification provisions of this Section 20(k), then the Company shall reimburse the Rights Agent’s for its costs and expenses in enforcing such indemnification provisions.

(l)          No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

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Section 21.          Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares known to the Rights Agent, after due inquiry, by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) (who shall, with such notice, submit such holder’s Right Certificate or, prior to the Distribution Date, the certificate representing such holder’s Common Shares, for inspection by the Company), then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States (or any state of the United States so long as such entity is authorized to conduct a stock transfer or corporate trust business in such state), in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000; provided, however, that the principal transfer agent for the Common Shares shall in any event be qualified to be the Rights Agent.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares).  Failure to give any notice provided for in this Section 21, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.          Issuance of New Right Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued, granted or sold pursuant to the exercise of stock options or under any employee plan or arrangement (whether or not subject to vesting or other restrictions), or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or pursuant to a contractual obligation of the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 23.          Redemption

(a)          The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the “Redemption Date”), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

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(b)          Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Each such notice of redemption shall state the method by which payment of the Redemption Price will be made.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice.  In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner except as specifically set forth in this Section or in Section 11(b) or in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.          Exchange of Rights

(a)          The Board may, at its option, at any time after any Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)          Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent, provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

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(c)           In lieu of issuing Common Shares in accordance with Section 24(a) hereof, the Board may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to Section 7(e)) for consideration per Right consisting of either (A) one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) or, if applicable, Section 9(b)(ii) or 9(b)(iii), (B) if applicable, the cash consideration specified in Section 9(b)(i), or (C) such other cash, property, Preferred Shares, Common Shares, debt securities or any combination thereof having an aggregate value equal to the value of the Common Shares that otherwise would have been issuable pursuant to Section 24(a), which aggregate value shall be determined by a nationally recognized investment banking firm selected by the Board (the consideration issuable per Right pursuant to this Section 24(c) being the “Exchange Consideration”). For purposes of the preceding clause, the value of the Common Shares shall be the Market Value. Following the Distribution Date, the Board may suspend the exercisability of the Rights for a period of up to 60 days following the Distribution Date to the extent that the Board has not determined whether to exercise the right of exchange under this Section 24(c). In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(d)          If the Board elects to exchange all the Rights for Common Shares or Exchange Consideration pursuant to this Section 24 prior to the physical distribution of the Right Certificates, the Company may distribute the Common Shares or Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.

(e)           Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be effected at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, the Board may (i) in lieu of transferring Common Shares or Exchange Consideration contemplated by this Section 24 to the Persons entitled thereto (the “Exchange Recipients”) in connection with the exchange issue, transfer or deposit such Common Shares or Exchange Consideration to or into a trust or other Person that is not controlled by the Company or any of its Affiliates or Associates to hold such Common Shares or Exchange Consideration for the benefit of the Exchange Recipients, (ii) permit such trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any Common Shares deposited in such trust or other Person and (iii) impose such procedures as it determines to be appropriate to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time period or periods established by the Board. In such event, the trust or other Person shall use commercially reasonable efforts to distribute the Common Shares or Exchange Consideration to the Exchange Recipients as promptly as practicable after its receipt of such property. If the Board determines, before the Distribution Date, to effect an exchange in accordance with this Section 24, the Board may delay the occurrence of the Distribution Date to such time no later than 20 calendar days after the Shares Acquisition Date as the Board determines to be advisable.

Section 25.          Notices

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

ITEX Corporation
3326 160th Avenue SE
Suite 100
Bellevue, WA 98008
Attn: Chief Executive Officer

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Subject to the provisions of Section 20 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

OTR, Inc.
1001 SW 5th Ave.
Ste 1550
Portland, OR 97204-1143
Attn: VP - Operations

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

Section 26.          Supplements and Amendments

At any time prior to the time any Person becomes an Acquiring Person, and subject to the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any manner which the Company may deem necessary or desirable (including the date on which the Distribution Date or Expiration Date shall occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed pursuant to Section 23) without the approval of any holder of the Rights.  From and after the Distribution Date, and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Agreement without the approval of any holders of Right Certificates (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Agreement or (b) to otherwise change or supplement any other provisions in this Agreement in any matter which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), any such supplement or amendment to be evidenced in writing.  Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date.  Any supplement or amendment to this Agreement duly approved by the Company that does not affect the Rights Agent’s own rights, duties, obligations or immunities under this Agreement shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.  Upon delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with this Section 26, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything to the contrary contained in this Agreement, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.  In addition, notwithstanding anything to the contrary contained in this Agreement, no supplement or amendment to this Agreement shall be made which extends the date on which the Expiration Date shall occur or reduces the Redemption Price (except as required by Section 12(a)).

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Section 27.          Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28.          Benefits of this Agreement

(a)  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

(b)  Except as explicitly otherwise provided in this Agreement, the Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable, in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement and a determination of whether there is an Acquiring Person).

(c)  Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duty.  Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Shares reject any tender offer, or to take any other action (including the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board believes is necessary or appropriate in the exercise of such fiduciary duty.

Section 29.          Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 30.          Governing Law

This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the State of Washington and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

Section 31.          Counterparts; Effectiveness

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall be effective as of the Close of Business on the date hereof.

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Section 32.          Descriptive Headings

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

ITEX CORPORATION

By:	/s/ Steven White
Steven White
President and Chief Executive Officer

OTR, Inc.

By:	/s/ Bob Roach
Name:	Bob Roach
Title:	Vice President - Operations

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Exhibit A

CERTIFICATE OF DESIGNATION

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

ITEX CORPORATION

Pursuant to NRS 78.1955:

ITEX Corporation, a Nevada corporation (the “Company”), in accordance with NRS 78.1955, hereby certifies that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Company (“Articles of Incorporation”), the following resolution creating a series of Preferred Stock was duly adopted by the Board of Directors of the Company (“Board of Directors”) on March 11, 2011.

RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, the Board of Directors does hereby provide for the designation of a series of Preferred Stock, $0.01 par value per share, to be named “Series A Junior Participating Preferred Stock” consisting of Fifty Thousand (50,000) shares, and the Board of Directors does hereby fix and herein state and express the designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock as follows:

Series A Junior Participating Preferred Stock:

Section 1          Designation and Amount

There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2          Dividends and Distributions

(A)         Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Company ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Company ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 20th day of March, June, September and December, in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Company shall at any time after March 11, 2011 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(B)         The Company shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)         Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3          Voting Rights

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)         Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Company.

(B)          Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

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(C)          If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

Section 4          Certain Restrictions

(A)         Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)          declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)        purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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(B)          The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5          Reacquired Shares

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

Section 6          Liquidation, Dissolution or Winding Up

(A)         Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Company.

(B)          In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C)          Neither the merger or consolidation of the Company into or with another entity nor the merger or consolidation of any other entity into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

Section 7          Consolidation, Merger

In case the Company shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8          No Redemption

Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

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Section 9          Ranking

The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10          Amendment

At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation of the Company shall not be amended, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 10          Fractional Shares

Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true as of March 11, 2011.

ITEX CORPORATION

By:	/s/ Steven White
Steven White
President and Chief Executive Officer

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Exhibit B

FORM OF RIGHT CERTIFICATE

Certificate No. R-________	________ Rights

NOT EXERCISABLE AFTER DECEMBER 13, 2016 OR SUCH EARLIER DATE AS PROVIDED BY THE PLAN OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

ITEX CORPORATION

This certifies that ____________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 11, 2011, as first amended on December 13, 2013, and as the same may be amended from time to time (the “Rights Agreement”), between ITEX Corporation, a Nevada corporation (the “Company”), and OTR, Inc., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Pacific time, on December 13, 2016 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company at a purchase price of $15.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 11, 2011, based on the Preferred Stock as constituted at such date.  As provided in the Rights Agreement, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company.  The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

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Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.01 per share, or shares of Preferred Stock.

No fractional shares of Common Stock or Preferred Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of _________ __, 20__.

ITEX CORPORATION

By:
Name:
Title:

ATTEST:

Name:
Title:

Countersigned:

OTR, Inc., as Rights Agent

By:
Name:
Title:

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Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto
______________

(Please print name and address of transferee)

_______ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).

Signature

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Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by Right Certificate)

TO ITEX CORPORATION:

The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates representing such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:

Signature

(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

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Form of Reverse Side of Right Certificate — continued

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

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Exhibit C

RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

Series A Junior Participating Preferred Stock

SUMMARY OF RIGHTS TO PURCHASE

SHARES OF PREFERRED STOCK OF

ITEX CORPORATION

On March 11, 2011, the Board of Directors (the “Board”) of ITEX Corporation, a Nevada corporation (the “Company”), declared a dividend of one right (collectively, the “Rights”) for each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Common Shares”).  The Rights will be issued to the holders of record of Common Shares outstanding at March 25, 2011 (the “Record Date”) and with respect to Common Shares issued thereafter until the Distribution Date (as defined below).  Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”) at a price of $15.00 (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement dated as of March 11, 2011, as first amended on December 13, 2013, and as it may be amended from time to time (the “Rights Agreement”), between the Company and OTR, Inc., an Oregon corporation, as Rights Agent (the “Rights Agent”).

Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group), other than any person or group with beneficial ownership of more than 15% of the outstanding Common Stock as of March 11, 2011 (only so long as such person or group does not increase its beneficial ownership of Common Stock, subject to certain exceptions), has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding Common Shares (any such person or group being called an “Acquiring Person”) and (ii) such date, if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 15% of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by certificates for Common Shares registered in the names of the holders thereof, or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates.  With respect to any Common Shares outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, (i) in the case of certificated shares, the Rights associated with the Common Shares represented by a certificate shall be evidenced by such certificate along with a copy of this Summary of Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and the transfer of any Common Shares in the book-entry account system of the transfer agent for such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.  Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Shares.

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As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 p.m., Pacific time, on December 13, 2016 (the “Expiration Date”), unless earlier redeemed or exchanged by the Company as described below.

The number of Preferred Shares or other securities issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Shares or Preferred Shares, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares or otherwise.  The Purchase Price and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time in the event of the declaration of a stock dividend on the Common Shares payable in Common Shares or a subdivision or combination of the Common Shares prior to the Distribution Date.

The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1,000th) of a Preferred Share.  The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or utilize a depositary arrangement as provided by the terms of the Preferred Shares.

Subject to the right of the Board to redeem or exchange the Rights as described below, at such time as there is an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise thereof, for the Purchase Price, that number of one one-thousandths (1/1,000ths) of a Preferred Share equal to the number of Common Shares which at the time of such transaction would have a market value of twice the Purchase Price.  Any Rights that are or were beneficially owned by an Acquiring Person on or after the Distribution Date will become null and void and will not be subject to the “flip-in” provision.

In the event the Company is acquired in a merger or other business combination by an Acquiring Person that has common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the Company’s earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that has common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, that number of common shares of such entity which at the time of the transaction would have a market value of twice the Purchase Price.  In the event the Company is acquired in a merger or other business combination by an Acquiring Person that does not have common shares publicly traded in the United States or 50% or more of the Company’s assets or assets representing 50% or more of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person that does not have common shares publicly traded in the United States, proper provision must be made so that each Right will entitle its holder to purchase, for the Purchase Price, at such holder’s option, (i) that number of common shares of the surviving corporation in the transaction with such entity which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of common shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has common shares publicly traded in the United States, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.  The “flip-over” provision only applies to a merger or similar business combination with an Acquiring Person.

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ANY RIGHTS THAT ARE OR WERE, AT ANY TIME ON OR AFTER THE DATE AN ACQUIRING PERSON BECOMES SUCH, BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (OR A TRANSFEREE THEREOF) WILL BECOME NULL AND VOID AND ANY HOLDER OF ANY SUCH RIGHT (INCLUDING ANY SUBSEQUENT HOLDER) WILL BE UNABLE TO EXERCISE ANY SUCH RIGHT.

The Rights are redeemable by the Board at a redemption price of $0.001 per Right (the “Redemption Price”) any time prior to the earlier of (i) the Distribution Date and (ii) the Expiration Date (the date of such redemption being the “Redemption Date”).  Immediately upon the action of the Board electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

After there is an Acquiring Person the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person which will have become void) for consideration per Right consisting of (i)  Common Shares at an exchange ratio of one Common Share per Right (or other cash, property, Preferred Shares, Common Shares, debt securities or any combination thereof having an aggregate value equal to the value of the Common Shares that otherwise would have been issuable), (ii) one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement, or (iii) cash in an amount equal to the Purchase Price. Notwithstanding the foregoing, the Board is not empowered to effect such exchange at any time after any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the Common Shares then outstanding.

At any time prior to such time as there shall be an Acquiring Person, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur, the amount of the Purchase Price or the definition of “Acquiring Person”), except that no supplement or amendment may be made that extends the Expiration Date or reduces the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement, including the terms of the Preferred Shares, will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A.  A copy of the Rights Agreement is available free of charge from the Company upon written request.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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